      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _________, 1998
                                        REGISTRATION NO. ____________

                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549
                              ------------------------

                                      FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ------------------------


                                     HEI, INC.
               (Exact Name of Registrant as Specified in Its Charter)



                MINNESOTA                                  41-0944876
      (State or Other Jurisdiction                       (IRS Employer
    of Incorporation or Organization)                 Identification No.)

                                    PO BOX 5000
                               1495 STEIGER LAKE LANE
                             VICTORIA, MINNESOTA  55386
                 (Address of Principal Executive Offices) (Zip Code)

                   HEI, INC. 1989 OMNIBUS STOCK COMPENSATION PLAN
                              (Full title of the plan)

                              EUGENE W. COURTNEY, CEO
                                    PO BOX 5000
                               1495 STEIGER LAKE LANE
                             VICTORIA, MINNESOTA  55386
                      (Name and address of agent for service)

                                   (612) 443-2500
            (Telephone number, including area code, of agent for service)

                                     COPIES TO:
                             DEANNE M. GRECO, ESQ.
                             MOSS & BARNETT
                             A PROFESSIONAL ASSOCIATION
                             4800 NORWEST CENTER
                             90 SOUTH 7TH STREET
                             MINNEAPOLIS, MN  55402
                             TELEPHONE: (612) 347-0287

                          CALCULATION OF REGISTRATION FEE


                                    PROPOSED      PROPOSED
                                    MAXIMUM        MAXIMUM
                       AMOUNT TO    OFFERING      AGGREGATE       AMOUNT OF
 TITLE OF SECURITIES      BE       PRICE PER      OFFERING       REGISTRATION
   TO BE REGISTERED   REGISTERED    SHARE(1)      PRICE(1)           FEE
--------------------------------------------------------------------------------
 Common Stock,          800,000
 $.05 par value         Shares      $ 6.9375     $ 5,550,000      $ 1,637.25
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on March 30, 1998.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Except as specifically provided herein, the contents of Registration Statement on Form S-8 (SEC No. 33-33322), filed February 2, 1990, are incorporated herein by reference.

ITEM 8.   EXHIBITS

          The following exhibits are filed as a part of this registration statement:


        Exhibit Number                            Description
        --------------                            -----------
               5               Opinion of Counsel

             23.1              Consent of Counsel (included in Exhibit 5)

             23.2              Consent of Independent Public Accountants

              24               Powers of attorney from Messrs. Courtney,
                               Mortenson, Brueck, Franta and Zimmerman
                               (included on signature page)


                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 6, 1998.

                                        HEI, INC.


                                        BY:   /s/ Eugene W. Courtney
                                             -------------------------
                                             Eugene W. Courtney, CEO

                                 POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene W. Courtney, Jerald H. Mortenson, Deanne M. Greco and Thomas A. Judd and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



          NAME                                    TITLE                        DATE
 /s/ Eugene W. Courtney            Chief executive officer and director    April 6, 1998
--------------------------------       (principal executive officer)
 Eugene W. Courtney

 /s/ Jerald H. Mortenson            Chief financial officer (principal     April 6, 1998
--------------------------------            Financial officer)
 Jerald H. Mortenson

 /s/  Robert L. Brueck                           Director                  April 6, 1998
--------------------------------
 Robert L. Brueck

 /s/ William R. Franta                           Director                  April 6, 1998
--------------------------------
 William R. Franta

 /s/ Frederick M. Zimmerman                      Director                  April 6, 1998
--------------------------------
 Frederick M. Zimmerman

                                      FORM S-8

                                   EXHIBIT INDEX


        EXHIBIT NO.                DESCRIPTION OF EXHIBIT              PAGE NO.
-------------------------  ------------------------------------------  --------
           5               Opinion of Counsel                              5

         23.1              Consent of Counsel (included in Exhibit 5)

         23.2              Consent of Independent Public Accountants       7

          24               Powers of attorney from Messrs. Courtney,
                           Mortenson, Brueck, Franta and Zimmerman
                           (included on signature page)